EXHIBIT 5.1
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                                           October 19, 2006



ExlService Holdings, Inc.
350 Park Avenue
New York, New York  10022

                       Registration Statement on Form S-1
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Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-1 (the "Registration Statement"), of ExlService Holdings, Inc., a Delaware corporation (the "Company"), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement and the related registration statement (Registration No. 333-121001) relate to the registration under the Act of up to 5,750,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), that may be offered

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ExlService Holdings, Inc.                                                     2


by the Company (including shares issuable by the Company upon exercise of the underwriters' over-allotment option).

         In connection with the furnishing of this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1.       the Registration Statement;  and

         2. the form of the Underwriting Agreement (the "Underwriting Agreement") relating to the offering.

         In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the amended and restated certificate of incorporation and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

         In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of

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ExlService Holdings, Inc.                                                     3


valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that the amended and restated certificate of incorporation and by-laws of the Company will be validly adopted in the forms reviewed by us and that the amended and restated certificate of incorporation will be duly filed with the Secretary of State of the State of Delaware.

         Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

         The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations, orders and applicable judicial and regulatory determinations under those laws, that are currently in effect.

         We  hereby  consent  to use  of  this  opinion  as an  exhibit  to the
Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


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ExlService Holdings, Inc.                                                     4



                                      Very truly yours,


                           /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP


                           PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP